Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the Sarbanes-Oxley Act

I, Audrey L. Kurzawa, President of 40|86 Strategic Income Fund (the “Registrant”), certify that:

1. The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: 8/26/05    /s/ Audrey L. Kurzawa
Audrey L. Kurzawa, President
(principal executive officer)

I, Daniel J. Murphy, Treasurer of 40|86 Strategic Income Fund (the “Registrant”), certify that:

1. The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: 8/29/05    /s/ Daniel J. Murphy
Daniel J. Murphy, Treasurer
(principal financial officer)